Exhibit 10.26

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Second Amendment"), dated as of November 10, 2023 (the "Effective Date"), is entered into by and between SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company ("Purchaser"), and HEMPHILL TOWERS, LLC, an Oklahoma limited liability company ("Seller"). Capitalized tem1s used herein and not otherwise defined will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A.          Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 23, 2023, as amended by that First Amendment to Purchase and Sale Agreement dated October 24, 2023 (the "Purchase Agreement").

B.          Seller and Purchaser desire to further amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	Inspection Period. Notwithstanding any other term or provision in the Agreement, the Inspection Period for those Tower Sites set fo1th on the attached Exhibit A is hereby amended, extended and modified to be that period commencing on the Effective Date and ending upon the completion of that matter, outstanding item or requirement set forth and applicable to such Tower Site on Exhibit A, as determined by Purchaser in its sole and reasonable discretion, or otherwise waived by Purchaser, but in no event later than April 30, 2024.

2.	Post Closing Covenant. Within a reasonable time following the Closing on those Tower Sites set forth on the attached Exhibit B (the "Post Closing Covenant Sites"), Seller shall, at Seller's sole cost and expense, obtain and deliverto Purchaser those items, documents, materials, verifications, certifications, pennits, approvals, authorizations or matters set forth and applicable to each such Post Closing Covenant Sites as set forth and described on the attached Exhibit B. Notwithstanding the foregoing, Purchaser may, by notifying Seller, elect to attempt to obtain those items described on Exhibit B, in which case, Seller shall work cooperatively with Purchaser to obtain the same. Further, the last line of Section 13.4 (a) shall not apply to any such Post Closing Covenant Site for the matters set forth on the attached Exhibit B.

3.	Closing Date. The Closing Date for those Tower Sites set forth on the attached Exhibit B and Exhibit C shall be no later than November 30, 2023.

4.	Section 3; Purchase Price. A new section, entitled Section 3.2, is hereby added to the Agreement as follows:

"3.2 Closing on less than all of the Sites. In the event of a Closing on less than all of the Assets, the Purchase Price for such Assets applicable to such Closing shall be the amount attributable to each such Asset as identified on Schedule 7.13."

5.	Section 7.13; Tower Cash Flow. The last two sentences of Section 7.13 of the Agreement are hereby deleted in their entirety and not replaced.

6.	Adjustment to Purchase Price. The annualized Tower Cash Flow generated from the operation of the Assets set forth on Exhibit A to this Second Amendment is at least the amount attributable to such Tower site set forth in Schedule 7.13 of the Purchase Agreement, with any estimates of expenses or costs set forth therein being binding on Purchaser and Seller. In the event the aggregate Tower Cash Flow for any Asset set forth on Exhibit A hereof, and those set forth on Exhibit A of any of the other Hemphill Purchase Agreements (including the Purchase Agreement), when combined, is less than $142,994.53, on an annualized basis, then the Purchase Price for such Asset shall be reduced by the dollar amount of such deficiency multiplied by 48.00.

7.	No Further Amendment. Except as expressly modified by this Amendment, the Purchase Agreement will remain unmodified and in full force and effect.

8.	Counterparts. This Amendment may be executed in any number of counterparts (including electronically-transmitted counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.	Conflict. To the extent there is a conflict between the terms and provisions of this Amendment and the Purchase Agreement, the terms and provisions of this Amendment will govern.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered as of the Effective Date.

SELLER:

HEMPHILL TOWERS, LLC

By:	/s/ John R. Hemphill
Name:	John R. Hemphill
Title:	Authorized Manager

PURCHASER:

SWIF II DAT ACOM INVESTMENT CO. TOWERS, LLC

By:	/s/ Scott Riggs
Name:	Scott Riggs
Title:	Chief Operating Officer

Exhibit A

1535 Ruston South: MOL with Ground Lessor must be amended to include the Access and Utility Easement description as provided for in Assignment and Assumption Agreement by and between Hemphill, LLC and Hemphill Towers, LLC.

1655 VanHorn: MOL with Ground Lessor must be amended to include the Access and Utility Easement description as provided for in Assignment and Assumption Agreement by and between Hemphill, LLC and Hemphill Towers, LLC.

1669 Sandy Creek: (a) Seller to provide Certificate of Acceptance for Tower; and (b) MOL with Ground Lessor must be amended to include the Access and Utility Easement description as provided for in Assignment and Assumption Agreement by and between Hemphill, LLC and Hemphill Towers, LLC.

1683 WBU: Seller to obtain and provide executed SNDA.

1720 Hosford: MOL with Ground Lessor must be amended to include the Access and Utility Easement description as provided for in Assignment and Assumption Agreement by and between Hemphill, LLC and Hemphill Towers, LLC.

Exhibit B

1537 Gladewater: Seller to provide Certificate of Occupancy for Tower.

1542 Lamy: Seller to provide Certificate of Completion for Tower.

1547 Barksdale: Confirmation from City that existing fall zone easement satisfies and/or replaces CUP condition that fall zone must be inside oflease area.

1638 Jenniferlane: Seller to obtain executed non-material correction affidavit from fee owner.

1653 Red Rose Road: Seller to obtain executed amended MOL from both individual fee owner and Red Rose Ranch, LLC entity.

Exhibit C

1512 King Ranch

1533 Bull Dog

1536 Emory

1538 North Richmond

1539 Burleson

1540 Kerrville

1545 Alba

1548 Bonham

1562 Pittsburg South

1565 Mankins

1594 Fredonia

163 7 Freightliner

1670 Tram Road

1672 Darlington

1674 Bastrop

1688 Appaloosa Trail

1691 Martin Creek East

1692 Medicine Park East

1694 Mustang Draw

1696 Van West